As filed with the Securities and Exchange Commission on August 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTODYN INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1887078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, Washington 98660

Telephone: (360) 980-8524

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

Antonio Migliarese

Chief Financial Officer

CytoDyn Inc.

1111 Main Street, Suite 660

Vancouver, WA 98660

Telephone: (360) 980-8524

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☒

		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	5,700,000(1)(2)	$1.44(3)	$8,208,000.00(3)	$895.49

(1)

As described in greater detail in the prospectus contained in this registration statement, the shares of common stock to be offered for resale by selling stockholders are issuable upon the conversion of the long-term convertible notes issued April 2, 2021 and April 23, 2021, at a fixed conversion price of $10.00 per share, assuming for purposes hereof conversion of the entire aggregate outstanding principal balance of $57,000,000 as of August 19, 2021.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers an indeterminate number of shares that may be issued upon stock splits, stock dividends or similar transactions.

(3)

Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the $1.52 (high) and $1.36 (low) sale price of shares of the Registrant’s Common Stock as reported on the OTCQB of OTC Markets Group, Inc. on August 16, 2021 which date is within five business days prior to the initial filing of this registration statement on August 19, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, preliminary prospectus dated August 19, 2021.

5,700,000 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of up to 5,700,000 shares of our common stock (the “Shares”), consisting of shares of common stock issuable upon conversion, at a conversion price of $10.00 per share, of the convertible notes issued to the selling stockholders on April 2, 2021 and April 23, 2021.

The selling stockholders may sell all or a portion of these Shares from time to time, in amounts, at prices and on terms determined at the time of sale. The Shares may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 9.

We will not receive any proceeds from the sale of these Shares of our common stock by the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

We are registering the offer and sale of these Shares pursuant to certain registration rights granted to the selling stockholders. The registration of these Shares of common stock does not necessarily mean that any of the Shares will be offered or sold by the selling stockholders. The timing and amount of any sale is within the sole discretion of the selling stockholders.

Our common stock is quoted on the OTCQB of OTC Markets Group, Inc. under the symbol “CYDY.” On August 18, 2021 the closing price of our common stock was $1.29 per share.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 5 before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [ ], 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 19, 2021. You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

CytoDyn Inc. and its consolidated subsidiaries are referred to herein as “CytoDyn,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Our forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements. Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans.

Our forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. Our forward-looking statements specifically include statements about leronlimab, its ability to provide health outcomes, the possible results of clinical trials, studies or other programs or ability to continue those programs, the ability to obtain regulatory approval for commercial sales, the market for actual commercial sales, and the impact of health epidemics, including the ongoing novel coronavirus disease (“COVID-19”) pandemic, on our business and operations. You should not place undue reliance on our forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the regulatory determinations of leronlimab’s efficacy to treat human immunodeficiency virus (“HIV”) patients with multiple resistance to current standard of care, COVID-19 patients, and metastatic Triple-Negative Breast Cancer (“mTNBC”), among other indications, by the U.S. Food and Drug Administration and various drug regulatory agencies in other countries; (ii) the Company’s ability to raise additional capital to fund its operations; (iii) the Company’s ability to meet its debt obligations; (iv) the Company’s ability to enter into partnership or licensing arrangements with third-parties; (v) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion; (vi) the Company’s ability to achieve approval of a marketable product; (vii) the design, implementation and conduct of the Company’s clinical trials; (viii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results; (ix) the market for, and marketability of, any product that is approved; (x) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; (xi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process; (xii) legal proceedings, investigations or inquiries affecting the Company or its products; (xiii) general economic and business conditions; (xiv) changes in foreign, political, and social conditions; (xv) stockholder actions or proposals with regard to the Company, its management, or its Board of Directors; and (xvi) various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by our forward-looking statements. We urge you to specifically consider the various risk factors identified in this prospectus, including the statements set forth in the sections titled “Risk Factors” and elsewhere in this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated herein or therein by reference, any of which could cause actual results to differ materially from those indicated by our forward-looking statements. Except as required by law, we do not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 5, and the financial statements and other information incorporated by reference in this prospectus, when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Us

We are a late-stage biotechnology company focused on the clinical development and potential commercialization of leronlimab (PRO 140), a CCR5 antagonist to treat HIV infection, with the potential for multiple therapeutic indications.

We believe leronlimab shows promise as a powerful antiviral agent with the advantage of fewer side effects, lower toxicity and less frequent dosing requirements, as compared to daily drug therapies currently in use for the treatment of HIV. The leronlimab antibody belongs to a class of HIV therapies known as entry inhibitors that block HIV from entering into and infecting certain cells. Leronlimab blocks HIV from entering a cell by binding to a molecule called CCR5, a normal cell surface receptor protein to which certain strains of HIV, referred to as “R5” strains, attach as part of HIV’s entry into a cell.

Leronlimab is a monoclonal antibody, and through several clinical trials, we believe it has demonstrated efficacy without issues relating to toxicity, side effects or drug resistance. Moreover, we believe these trials suggest that leronlimab does not affect the normal function of the CCR5 co-receptor for HIV. Instead, leronlimab binds to a precise site on CCR5 that R5 strains of HIV use to enter the cell and, in doing so, inhibits the ability of these strains of HIV to infect the cell without affecting the cell’s normal function. We believe that the R5 strains of HIV currently represent approximately 67% of all HIV infections in the U.S. As a result, we believe leronlimab represents a distinct class of CCR5 inhibitors with advantageous virological and immunological properties and may provide a unique tool to treat HIV infected patients.

The pre-clinical and clinical development of PRO 140 was led by Progenics Pharmaceuticals, Inc. (“Progenics”) through 2011. The Company acquired the asset from Progenics in October 2012, as described in “PRO 140 Acquisition and Licensing Arrangements” below. In February 2018, we announced we had met the primary endpoint in our Phase 3 trial for leronlimab as a combination therapy with HAART for highly treatment-experienced HIV patients and submitted the non-clinical portion of our Biologics License Application (“BLA”) to the FDA in March 2019. We submitted to the FDA the clinical, along with the Chemistry, Manufacturing, and Controls (“CMC”), portions of the BLA in April and May of 2020. In July 2020, the Company received a Refusal to File letter from the FDA regarding its BLA submission requesting additional information. In August and September 2020, the FDA provided written responses to the Company’s questions and met telephonically with key Company personnel and its clinical research organization concerning its BLA submission in an effort to clarify and to expedite the resubmission of its BLA for this indication. The deficiencies cited by the FDA in its July 2020 Refusal to File letter consisted of administrative deficiencies, omissions, corrections to data presentation, and related analyses and clarifications of manufacturing processes. The Company is working with new consultants to cure the BLA deficiencies and resubmit the BLA in order to allow the FDA to perform their substantive review. The Company began to resubmit the BLA in July 2021 and expects to be completed in October 2021.

In addition, we intend to continue to advance our clinical trials and seek approval for leronlimab as a potential therapeutic benefit for COVID-19 patients, and to advance our clinical trials to further evaluate the safety and efficacy of leronlimab as a treatment for HIV and as a treatment for various forms of cancers, including, among others, our Phase 2 clinical trial for metastatic triple-negative breast cancer and Phase 2 basket trial for 22 solid tumor cancers, to complete our Phase 2 trial for liver fibrosis associated with nonalcoholic steatohepatitis (“NASH”), and to explore other cancer and immunologic indications for leronlimab.

Corporate Information

CytoDyn Inc. is a Delaware corporation with its principal business office at 1111 Main Street, Suite 660, Vancouver, Washington 98660. Our website can be found at www.cytodyn.com. We do not intend to incorporate any contents from our website into this prospectus. Effective August 27, 2015, we completed a reincorporation from Colorado to Delaware. Effective November 16, 2018, we implemented a holding company reorganization, as a result of which, we became the successor issuer and reporting company to the former CytoDyn Inc. (now our wholly owned subsidiary, CytoDyn Operations Inc.).

Convertible Note Transactions

On April 2, 2021, the Company issued a secured convertible promissory note with a two-year maturity and a principal balance of $28.5 million (the “April 2, 2021 Note”) to Streeterville Capital, LLC, an accredited investor. On April 23, 2021, the Company issued another secured convertible promissory note to Uptown Capital, LLC, an accredited investor, with a two-year maturity and principal balance of $28.5 million (the “April 23, 2021 Note” and, together with the April 2, 2021 Note, the “Notes”). Each of the Notes was issued with an original issue discount of $3.4 million and debt issuance costs of $0.1 million. Interest accrues on the outstanding balance of each Note at 10% per annum. Upon the occurrence of an Event of Default, (as defined in each Note), interest accrues at the lesser of 22% per annum or the maximum rate permitted by applicable law. In addition, upon any Event of Default with respect to a Note, the respective selling stockholder may accelerate the outstanding balance payable under the Note, which will increase automatically upon such acceleration by 15%, 10% or 5%, depending on the nature of the Event of Default. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the documents incorporated by reference into the Registration Statement as Exhibits 4.2, 4.3, 10.1, and 10.3.

In connection with each investment in a Note, we entered into a Security Agreement; copies of the agreements are incorporated by reference into the Registration Statement as Exhibits 10.2 and 10.4. Under the Security Agreements, all obligations owing to the selling stockholders by the Company are secured by a first-position security interest in all the assets of the Company, excluding the Company’s intellectual property.

Each selling stockholder may convert all or any part of the outstanding balance of its respective Note into shares of common stock, at an initial conversion price of $10.00 per share, in its sole discretion, at any time after the date that is the earlier of (a) six months from the issue date, and (b) the date on which the Registration Statement is declared effective by the SEC. In addition, beginning in the month of May 2021 and for each of the following five calendar months thereafter, the Company is obligated to reduce the outstanding balance of the April 2, 2021 Note by $7.5 million per month; any payments made by the Company under other outstanding notes held by the selling stockholders or their affiliates are credited towards satisfaction of these debt reduction obligations. In addition to standard anti-dilution adjustments, the conversion price of the Notes is subject to full-ratchet anti-dilution protection, pursuant to which the conversion price will be automatically reduced to equal the effective price per share in any new offering by the Company of equity securities that have registration rights or are registered or become registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes provide for liquidated damages upon failure to deliver shares of common stock within specified timeframes.

We filed the Registration Statement in satisfaction of our agreement to use commercially reasonable efforts to register the shares of common stock issuable upon conversion of the Notes. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.

The selling stockholders may redeem any portion of each Note, at any time after six months from the issue date upon three trading days’ notice, subject to a Maximum Monthly Redemption Amount of $3.5 million for the April 2, 2021

Note and $7.0 million for the April 23, 2021 Note. Each Note requires the Company to satisfy its redemption obligations in cash within three trading days of the Company’s receipt of such notice. The Company may prepay the outstanding balance of a Note, in part or in full, at a 15% premium to par value, at any time upon fifteen trading days’ notice.

Pursuant to the terms of the Notes, the Company must obtain the selling stockholders’ consent before assuming additional debt with aggregate net proceeds to the Company of less than $75.0 million in the case of the April 23, 2021 Note, and $50.0 million in the case of the April 2, 2021 Note. Upon any such approval, the outstanding principal balance of the Note shall increase automatically by 5% upon the issuance of such additional debt.

This Offering

We are registering for resale by the selling stockholders named herein an aggregate of 5,700,000 shares of our common stock as described below.

Issuer:	CytoDyn Inc.
Securities being offered:	5,700,000 shares of our common stock underlying the Notes.
Use of proceeds:

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders. The selling stockholders will bear all selling and other expenses incurred in connection with the sale or other disposition by them of the shares covered hereby.

Market for common stock:	Our common stock is quoted on the OTCQB of the OTC Market under the symbol “CYDY.” On August 18, 2021, the closing price of our common stock was $1.29 per share.
Risk factors:	See “Risk Factors” below for risks you should consider before investing in our shares.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in any of our securities. Our financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

See “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

When we refer to the “selling stockholders” in this prospectus, we mean the persons or entities specifically identified in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and other successors-in-interest who may subsequently hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth information concerning the resale of our shares by the selling stockholders. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the common stock. Unless otherwise stated below in the footnotes, to our knowledge, neither the selling stockholders, nor any affiliate of such stockholders, has held any position or office with us during the three years prior to the date of this prospectus. In addition, the selling stockholders have represented to us that neither the selling stockholders, nor any affiliate of the selling stockholders, is a broker-dealer, or an affiliate of a broker-dealer.

We have registered 5,700,000 shares of our common stock for resale by the selling stockholders named below. Each of the selling stockholders acquired a convertible promissory note, one on April 2, 2021 and the other on April 23, 2021, in a private placement transaction. See “Prospectus Summary — Convertible Note Transactions” above. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.

Set forth below are the names of the selling stockholders and the amount and percentage of common stock beneficially owned by each of the selling stockholders (including shares which the stockholders have the right to acquire within 60 days) prior to the offering, the shares to be sold in the offering, and the amount and percentage of common stock to be owned by each (including shares which the stockholders have the right to acquire within 60 days) after the offering assuming all shares are sold. The footnotes provide information about persons who have voting and dispositive power with respect to shares held by the selling stockholders.

The amounts and information set forth below are based upon information provided to us by the selling stockholders as of August 18, 2021, except as otherwise noted below. The selling stockholders may sell all or some of the shares of common stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our common stock otherwise than pursuant to this prospectus. The table below assumes that the selling stockholders sell all of the shares offered by them in offerings pursuant to this prospectus and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Name of Selling Stockholder	Shares Beneficially Owned Pre-Offering(1)	% Owned Pre-Offering(2)	Common Stock Offered in this Offering	Number of Shares Post-Offering	% of Shares Post-Offering(2)
Streeterville Capital, LLC (3)(4)	4,812,876	*	2,850,000	1,962,876	*
Uptown Capital, LLC (3)(4)	2,944,134	*	2,850,000	94,134	*
Total	7,757,010	1.2%	5,700,000	2,057,010	*

*	Represents less than 1%.
(1)	Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or dispositive power. Shares of common stock registered hereunder are convertible within 60 days of August 18, 2021, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person holding such convertible securities, but are not deemed outstanding for computing the percentage of any other person.
(2)	Percentages are based on 634,150,086 shares of common stock outstanding as of July 31, 2021.
(3)	John M. Fife has voting and dispositive power over shares held by Streeterville Capital, LLC and Uptown Capital, LLC. Shares shown above include: i) 94,663 shares of common stock issuable upon conversion of principal and accrued interest of a long-term convertible promissory note issued to Streeterville Capital, LLC on November 10, 2020, ii) 1,759,324 shares of common stock held by Streeterville Capital, LLC, iii) 2,850,000 shares of common stock issuable upon conversion of the principal balance of the April 2, 2021 Note issued to Streeterville Capital, LLC, iv) 108,889 shares of common stock issuable upon conversion of the accrued interest on the April 2, 2021 Note issued to Streeterville Capital, LLC, v) 2,850,000 shares of common stock issuable upon conversion of the principal balance of the April 23, 2021 Note issued to Uptown Capital, LLC, and vi) 94,134 shares of common stock issuable upon conversion of the accrued interest on the April 23, 2021 Note issued to Uptown Capital, LLC.
(4)	We are aware that on September 3, 2020, the SEC filed a complaint against affiliates of the selling stockholders, including John M. Fife and five other entities he owns and controls, alleging such parties were operating as unregistered securities dealers. We are also aware that, in 2007, the SEC charged Fife with violations of Section

10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b 5 thereunder for his participation in an annuity market timing scheme. SEC v. Fife, No. 07 C 0347 (N.D. Ill. Jan. 18, 2007). That case settled after Fife consented to an injunction, monetary relief, and a bar from associating with an investment adviser, with the right to reapply after 18 months. In 2012, in an unrelated action, the Financial Industry Regulatory Authority (FINRA) barred Fife from association with any FINRA member for failing to respond to FINRA requests for information. FINRA Case No. 2011029203701 (March 2012).

Material Transactions with Selling Stockholders

In addition to the selling stockholders’ purchases of the Notes, we have entered into other private placements of our securities with the selling stockholders and their affiliates during the past three years, as described below.

On June 26, 2018, we entered into a securities purchase agreement, pursuant to which we issued a convertible promissory note (the “June 2018 Note”) with a two-year term to an affiliate of the selling stockholders in the initial principal amount of $5.7 million. The investor paid consideration of $5.0 million, reflecting original issue discount of $0.6 million and debt issuance costs of $0.1 million. The June 2018 Note bore interest of 10% per annum and was convertible into common stock at a conversion rate of $0.55 per share. Effective November 15, 2018, the June 2018 Note was amended to allow the investor to redeem the monthly redemption amount of $0.35 million in cash or stock, at the lesser of (i) $0.55, or (ii) the lowest closing bid price of our common stock during the 20 days prior to the conversion, multiplied by a conversion factor of 85%. During the fiscal year ended May 31, 2019, we received redemption notices from the investor under the June 2018 Note relating to approximately $1.45 million of the outstanding note balance, pursuant to which we issued a total of approximately 3.8 million shares of common stock to the investor. During the fiscal year ended May 31, 2020, we received a redemption notice relating to the remaining outstanding balance of approximately $4.5 million, including accrued but unpaid interest, pursuant to which we issued a total of approximately 8.5 million shares of common stock and paid cash of approximately $0.5 million to the investor. Following the redemptions, the June 2018 Note was satisfied in full.

On January 30, 2019, we entered into a securities purchase agreement pursuant to which we issued a convertible promissory note (the “January 2019 Note”) with a two-year term to an affiliate of the selling stockholders in the initial principal amount of $5.7 million. In connection with the issuance of the January 2019 Note, we granted a security interest to the investor in all of the assets of the Company, excluding the Company’s intellectual property, to secure all obligations owed to the investor by the Company. The investor paid consideration of $5.0 million for the January 2019 Note, reflecting original issue discount of $0.6 million and issuance costs of $0.1 million. The January 2019 Note bore interest of 10% per annum and was convertible into common stock at a conversion rate of $0.50 per share. In conjunction with the January 2019 Note, the investor received a warrant to purchase 5.0 million shares of common stock with an exercise price of $0.30 per share, which is exercisable until the 5 year anniversary of the date of issuance. During the fiscal year ended May 31, 2020, we received a redemption notice from the investor relating to the remaining outstanding balance of approximately $6.3 million, including accrued interest, pursuant to which we issued approximately 10.8 million shares of common stock and paid cash of approximately $0.85 million to the investor. Following the redemption, the January 2019 Note was satisfied in full.

On March 31, 2020, we entered into a securities purchase agreement pursuant to which we issued a secured convertible promissory note (the “March 2020 Note”) with a two-year maturity to an affiliate of the selling stockholders in the initial principal amount of $17.1 million. The investor paid consideration of $15.0 million, reflecting original issue discount of $2.1 million. The March 2020 Note was secured by all of the assets of the Company, excluding our intellectual property. Interest accrued on the outstanding balance of the March 2020 Note at 10% per annum. Between June 26, 2020 and July 27, 2020, the investor converted approximately $9.5 million of combined principal and accrued interest into approximately 2.1 million shares of common stock at the $4.50 per share conversion price. During the quarter ended November 30, 2020, we received a redemption notice from the holder of the March 2020 Note, requesting a redemption of $0.95 million, which we satisfied by paying cash of $0.95 million. Also during November 2020, we entered into three separately negotiated exchange agreements with the investor, pursuant to which the remaining balance of the March 2020 Note was partitioned into three new partitioned notes, and the partitioned notes were exchanged for a total of approximately 4.3 million shares of common stock. Following these exchanges, the March 2020 Note was satisfied in full.

On July 29, 2020, we entered into a securities purchase agreement pursuant to which the Company issued a secured convertible promissory note (the “July 2020 Note) with a two-year maturity and a conversion price of $10.00 per share to an affiliate of the selling stockholders in the initial principal amount of $28.5 million. The investor paid consideration of $25.0 million, reflecting an original issue discount of $3.4 million and issuance costs of $0.1 million. The July 2020 Note was secured by all of the assets of the Company, excluding our intellectual property. Interest accrued on the outstanding balance of the July 2020 Note at 10% per annum. Between January 29, 2021 and April 30, 2021, the Company entered into separately negotiated exchange agreements with the investor, pursuant to which the July 2020 Note was partitioned into new partitioned notes, and the investor converted approximately $30.4 million of combined principal and accrued interest of the partitioned notes into a total of approximately 11.3 million shares of common stock. Following these exchanges, the July 2020 Note was satisfied in full.

On November 10, 2020, we entered into a securities purchase agreement pursuant to which the Company issued a secured convertible promissory note (the “November 2020 Note”) with a two-year maturity to one of the selling stockholders, Streeterville Capital, LLC (“Streeterville”), in the initial principal amount of $28.5 million. Streeterville paid consideration of $25.0 million, reflecting an original issue discount of $3.4 million and issuance costs of $0.1 million. The November 2020 Note is secured by all of the assets of the Company, excluding our intellectual property. Interest accrues on the outstanding balance of the November 2020 Note at 10% per annum. Upon the occurrence of an event of default, interest accrues at the lesser of 22% per annum or the maximum rate permitted by applicable law. In addition, upon any event of default, Streeterville may accelerate the outstanding balance payable under the November 2020 Note, which will increase automatically upon such acceleration by 15%, 10% or 5%, depending on the nature of the event of default. Streeterville may convert all or any part the outstanding balance of the November 2020 Note into shares of common stock at an initial conversion price of $10.00 per share upon five trading days’ notice, subject to certain adjustments and volume and ownership limitations specified in the November 2020 Note. In addition to standard anti-dilution adjustments, the conversion price of the November 2020 Note is subject to full-ratchet anti-dilution protection, pursuant to which the conversion price will be automatically reduced to equal the effective price per share in any new offering by the Company of equity securities that have registration rights, or are registered or become registered under the Securities Act. The November 2020 Note provides for liquidated damages upon failure to deliver common stock within specified timeframes and requires the Company to maintain a share reservation of 6.0 million shares of common stock. We may prepay the outstanding balance of the November 2020 Note, in part or in full, at a 15% premium to par value, at any time upon 15 trading days’ notice. The Company is obligated to reduce the outstanding balance of the November 2020 Note by $7.5 million per month; any payments made by the Company under other outstanding notes held by the selling stockholders or their affiliates are credited toward satisfaction of these debt reduction obligations. Pursuant to the terms of the securities purchase agreement and the November 2020 Note, the Company must obtain the selling stockholders’ consent before assuming additional debt with aggregate net proceeds to the Company of less than $25.0 million. In the event of any such approval, the outstanding principal balance of the November 2020 Note will increase automatically by 5% upon the issuance of such additional debt. We agreed to use commercially reasonable efforts to file a Registration Statement on Form S-3 with the SEC registering a number of shares of common stock sufficient to convert the entire outstanding balance of the November 2020 Note, which registration statement (No. 333-252154) was declared effective by the SEC on January 22, 2021.

In December 2020, the Company and Streeterville entered into a separately negotiated exchange agreement, pursuant to which the November 2020 Note was partitioned into a new note (the “December 2020 Partitioned Note”) with a principal balance equal to $7.5 million. The outstanding balance of the November 2020 Note was reduced by the December 2020 Partitioned Note, and the Company and Streeterville exchanged the December 2020 Partitioned Note for approximately 2.2 million shares of the Company’s common stock. In May 2021, the Company and Streeterville entered into two separately negotiated exchange agreements, pursuant to which the November 2020 Note was partitioned into two new notes (the “May 2021 Partitioned Notes”) with principal balances in aggregate equal to $7.5 million. The outstanding balance of the November 2020 Note was reduced by the May 2021 Partitioned Notes, and the Company and Streeterville exchanged the May 2021 Partitioned Notes for approximately 4.2 million shares of the Company’s common stock. In June 2021, the Company and Streeterville entered into three separately negotiated exchange agreements, pursuant to which the November 2020 Note was partitioned into new notes (the “June 2021 Partitioned Notes”) with principal balances in aggregate equal to $6.0 million. The outstanding balance of the November 2020 Note was reduced by the June 2021 Partitioned Notes, and the Company and Streeterville exchanged the June 2021 Partitioned Notes for approximately 4.2 million shares of the Company’s common stock. The Company and Streeterville agreed to defer the remaining $1.5 million debt reduction obligation for June 2021. In July 2021, the Company and Streeterville entered into two exchange agreements, pursuant to which the November 2020 Note was partitioned into new notes (the “July 2021 Partitioned Notes”) with principal amounts in aggregate equal to $4.0 million. The outstanding balance of the November 2020 Note was reduced by the July 2021 Partitioned Notes, and the Company and Streeterville exchanged the July 2021 Partitioned Notes for approximately 3.3 million shares of common stock. The Company and Streeterville agreed to defer the remaining $3.5 million debt reduction obligation for July 2021. On August 4, 2021 and August 18, 2021, the Company and Streeterville entered into exchange agreements, pursuant to which the November 2020 Note was partitioned into new notes (the “August 2021 Partitioned Notes”) with principal amounts in aggregate equal to $4.0 million. The outstanding balance of the November 2020 Note was reduced by the August 2021 Partitioned Notes, and the Company and Streeterville exchanged the August 2021 Partitioned Notes for approximately 3.5 million shares of common stock. At August 18, 2021, the outstanding balance of the November 2020 Note, including accrued interest, was approximately $0.9 million.

PLAN OF DISTRIBUTION

The selling stockholders, which for this purpose include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling our shares or interests in our shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	an agreement by a broker-dealer with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the selling stockholders.The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under Section 4(a)(1) of the Securities Act, if available, rather than by means of this prospectus.

In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from the selling stockholders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of the selling stockholders that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the common stock for resale by the selling stockholders, including, without limitation, filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholders will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by them.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DESCRIPTION OF OUR CAPITAL STOCK

General

We are authorized to issue up to 805.0 million shares of capital stock, including 800.0 million shares of common stock, par value $0.001 per share, and 5.0 million shares of preferred stock, par value $0.001 per share. As of July 31, 2021, we had 634,150,086 shares of common stock, 79,000 shares of Series B Preferred Stock (as defined below), 8,203 shares of Series C Preferred Stock (as defined below) and 8,452 shares of Series D Preferred Stock (as defined below) issued and outstanding. As of July 31, 2021, we had issued and outstanding warrants to purchase up to approximately 40.2 million shares of common stock, exercisable at prices ranging from $0.30 per share to $3.07 per share, and options to purchase up to approximately 15.3 million shares of common stock, exercisable at prices ranging from $0.39 per share to $6.15 per share. Also outstanding, as of July 31, 2021, is the November 2020 Note, the April 2, 2021 Note and the April 23, 2021 Note, with an outstanding principal and interest balance of approximately $2.9 million, $29.4 million, and $29.3 million, respectively, which are each convertible into shares of our common stock at a conversion price of $10.00 per share.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our Board of Directors (the “Board”) to issue additional shares of stock could enhance the Board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the Board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. Refer to our certificate of incorporation, as amended and bylaws, which are incorporated by reference into the Registration Statement as Exhibits 3.1 and 3.2, respectively, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. All actions required or permitted to be taken by stockholders at an annual or special meeting of the stockholders must be effected at a duly called meeting, with a quorum present of a majority in voting power of the shares entitled to vote thereon. Special meetings of the stockholders may only be called by our Board acting pursuant to a resolution approved by the affirmative majority of the entire Board. Stockholders may not take action by written consent.

As more fully described in our Certificate of Incorporation, holders of our common stock are not entitled to vote on certain amendments to the Certificate of Incorporation related solely to our preferred stock.

Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of our common stock have equal ratable rights to such dividends as may be declared from time to time by our Board out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of common stock are fully paid and nonassessable. Holders of common stock do not have preemptive rights.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

Our Board is authorized to issue up to 5.0 million shares of preferred stock, par value $0.001 per share, in one or more series, approximately 4.6 million of which shares are undesignated.

Our Board of Directors has the authority, within the limitations and restrictions prescribed by law and without stockholder approval, to provide by resolution for the issuance of shares of preferred stock, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and the number of shares constituting any series of the designation of such series, by delivering an appropriate certificate of amendment to our certificate of incorporation to the Delaware Secretary of State pursuant to the Delaware General Corporation Law (the “DGCL”). The issuance of preferred stock could have the effect of decreasing the market price of the common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of our common stock.

Series B Convertible Preferred Stock

As of May 31, 2021, the Company has authorized Series B Convertible Preferred Stock (“Series B Preferred Stock”), of which 79,000 shares were outstanding. Each share of the Series B Preferred Stock is convertible to ten (10) shares of the Company’s common stock. Dividends are payable to the Series B Preferred stockholders when and as declared by the Board of Directors at the rate of $0.25 per share per annum. Such dividends are cumulative and accrue whether or not declared and whether or not there are any profits, surplus or other funds or assets of the Company legally available therefor. At the option of the Company, dividends on the Series B Preferred Stock may be paid in cash or shares of common stock valued at $0.50 per share. The holders of the Series B Preferred Stock can only convert their shares to shares of common stock if the Company has sufficient shares of common stock authorized and available for issuance at the time of conversion. The Series B Preferred Stock has liquidation preferences over the common shares at $5.00 per share, plus any accrued and unpaid dividends. Except as otherwise provided by law, the Series B holders have no voting rights.

Series C Convertible Preferred Stock

As of May 31, 2021, the Company has authorized 8,203 shares of Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”), of which 8,203 shares were outstanding. The Series C Certificate of Designation provides, among other things, that holders of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors and out of any assets at the time legally available therefor, cumulative dividends at the rate of ten percent (10%) per share per annum of the stated value of the Series C Preferred Stock, which is $1,000 per share (the “Series C Stated Value”). Any dividends paid by the Company will be paid to the holders of Series C Preferred Stock, prior and in preference to any payment or distribution to holders of common stock. Dividends on the Series C Preferred Stock are cumulative, and will accrue and be compounded annually, whether or not declared and whether or not there are any profits, surplus or other funds or assets of the Company legally available therefor. There are no sinking fund provisions applicable to the Series C Preferred Stock. The Series C Preferred Stock does not have redemption rights. Dividends, if declared by the Board of Directors, are payable to holders in arrears on December 31 of each year. Subject to the provisions of applicable Delaware law, the holder may elect to be paid in cash or in restricted shares of common stock at the rate of $0.50 per share.

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock will be entitled to receive, on a pari passu basis with the holders of the Series D Preferred Stock and in preference to any payment or distribution to any holders of the Series B Preferred Stock or common stock, an amount per share equal to the Series C Stated Value plus the amount of any accrued and unpaid dividends. If, at any time while the Series C Preferred Stock is outstanding, the Company effects a reorganization, merger or consolidation of the Company, sale of substantially all of its assets, or other specified transaction (each, as defined in the Series C Certificate of Designation, a “Fundamental Transaction”), a holder of the Series C Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series C Preferred Stock immediately prior to the Fundamental Transaction. Each share of Series C Preferred Stock is convertible at any time at the holder’s option into that number of fully paid and nonassessable shares of common stock determined by dividing the Series C Stated Value by the conversion price of $0.50 (subject to adjustment as set forth in the Series C Certificate of Designation). No fractional shares will be issued upon the conversion of the Series C Preferred Stock. Except as otherwise provided in the Series C Certificate of Designation or as otherwise required by law, the Series C Preferred Stock has no voting rights.

Series D Convertible Preferred Stock

As of May 31, 2021, the Company had authorized 11,737 shares of Series D Convertible Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), of which 8,452 shares remain outstanding. The Series D Certificate of Designation provides, among other things, that holders of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors and out of any assets at the time legally available therefor, cumulative dividends at the rate of ten percent (10%) per share per annum of the stated value of the Series D Preferred Stock, which is $1,000 per share (the “Series D Stated Value”). Any dividends paid by the Company will be paid to the holders of Series D Preferred Stock, prior and in preference to any payment or distribution to holders of common stock. Dividends on the Series D Preferred Stock are cumulative, and will accrue and be compounded annually, whether or not declared and whether or not there are any profits, surplus or other funds or assets of the Company legally available therefor. There are no sinking fund provisions applicable to the Series D Preferred Stock. The Series D Preferred Stock does not have redemption rights. Dividends, if declared by the Board, are payable to holders in arrears on December 31 of each year. Subject to the provisions of applicable Delaware law, the holder may elect to be paid in cash or in restricted shares of common stock at the rate of $0.50 per share.

In the event of any liquidation, dissolution or winding up of the Company, the holders of Series D Preferred Stock will be entitled to receive, on a pari passu basis with the holders of the Series C Preferred Stock, and in preference to any payment or distribution to any holders of the Series B Preferred Stock or common stock, an amount per share equal to the Series D Stated Value plus the amount of any accrued and unpaid dividends. If, at any time while the Series D Preferred Stock is outstanding, the Company effects a reorganization, merger or consolidation of the Company, sale of substantially all of its assets, or other specified transaction (each, as defined in the Series D Certificate of Designation, a “Fundamental Transaction”), a holder of the Series D Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series D Preferred Stock immediately prior to the Fundamental Transaction. Each share of Series D Preferred Stock is convertible at any time at the holder’s option into that number of fully paid and nonassessable shares of common stock determined by dividing the Series D Stated Value by the conversion price of $0.50 (subject to adjustment as set forth in the Series D Certificate of Designation). No fractional shares will be issued upon the conversion of the Series D Preferred Stock. Except as otherwise provided in the Series D Certificate of Designation or as otherwise required by law, the Series D Preferred Stock has no voting rights.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation, as amended

As described above, our Board is authorized to designate and issue shares of preferred stock in series and define all rights, preferences and privileges applicable to such series. This authority may be used to make it more difficult or less economically beneficial to acquire or seek to acquire us.

Special meetings of the stockholders may only be called by our Board acting pursuant to a resolution approved by the affirmative majority of the entire Board. Stockholders may not take action by written consent. The stockholders may, at a special stockholders meeting called for the purpose of removing directors, remove the entire Board or any lesser number, but only with cause, by a majority vote of the shares entitled to vote at an election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Computershare Shareholder Services. The transfer agent address is 211 Quality Circle, Suite 210, College Station, TX 77845, and its telephone number is 1-800-962-4284.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Miller Nash LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Warren Averett, LLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the Registration Statement. This prospectus does not contain all of the information in the Registration Statement, including the exhibits filed with or incorporated by reference into the Registration Statement. The Registration Statement, its exhibits, and the documents incorporated by reference into this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available through the SEC’s EDGAR website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.cytodyn.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus or any applicable prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate only on the date of the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K (the “10-K”) for the fiscal year ended May 31, 2021 filed with the SEC on July 30, 2021;
●	Our Current Reports on Form 8-K filed with the SEC on June 4, 2021, June 15, 2021, July 6, 2021, July 9, 2021, July 30, 2021, August 2, 2021, August 5, 2021, August 10, 2021, August 16, 2021, and August 19, 2021; and
●	The description of our common stock contained in Exhibit 4.1 to the Form 10-K.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

5,700,000 Shares of Common Stock

PROSPECTUS

          , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee (which has previously been paid).

SEC Registration Fee	$895.49
Legal Fees and Expenses	9,000.00*
Accounting Fees and Expenses	5,000.00*
Printing	5,000.00*
Miscellaneous	104.51*
Total	$20,000.00

*	Estimated.

Item 15.Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL).

Section 102 of the DGCL authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (3) unlawful payments of dividends, stock purchases or redemptions or (4) transactions from which a director derives an improper personal benefit.

The registrant’s certificate of incorporation and by-laws contain provisions protecting its directors and officers to the fullest extent permitted by Sections 102 and 145 of the DGCL.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against certain liabilities asserted against and incurred by such person in any such capacity or arising out of such person’s status as such. The registrant maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity.

The registrant has entered into agreements to indemnify its directors and officers to the maximum extent allowed under Delaware law. These agreements, among other things, indemnify the registrant’s directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the registrant’s right, on account of any services undertaken by such person on behalf of the registrant or that person’s status as a member of the registrant’s board of directors.

The registrant also maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 16.Exhibits

The Index to Exhibits listing the exhibits required by Item 601 of Regulation S-K is located on the page immediately preceding the signature page to this registration statement.

Item 17.Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,
(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)	If the registrant is relying on Rule 430B:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about registrant or its securities provided by or on behalf of the registrant; and
(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of CytoDyn Inc., as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-Q filed with the SEC on October 9, 2020).

3.2	Amended and Restated By-Laws of CytoDyn Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K12G3 filed with the SEC on November 19, 2018).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed September 1, 2015).

4.2

Convertible Secured Promissory Note by and between CytoDyn Inc. and Streeterville Capital, LLC dated April 2, 2021 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 8, 2021).

4.3

Convertible Secured Promissory Note by and between CytoDyn Inc. and Uptown Capital, LLC dated April 23, 2021 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 29, 2021).

5.1*	Opinion of Miller Nash LLP.

10.1

Securities Purchase Agreement by and between CytoDyn Inc. and Streeterville Capital, LLC, dated April 2, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 8, 2021).

10.2

Security Agreement by and between CytoDyn Inc. and Streeterville Capital, LLC, dated April 2, 2021 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 8, 2021).

10.3

Securities Purchase Agreement by and between CytoDyn Inc. and Uptown Capital, LLC. dated April 23, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 29, 2021).

10.4

Security Agreement by and between CytoDyn Inc. and Uptown Capital, LLC, dated April 23, 2021 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 29, 2021).

23.1*	Consent of Warren Averett, LLC.

23.2*	Consent of Miller Nash LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, as of August 19, 2021.

CYTODYN INC.

By:	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Nader Z. Pourhassan and Antonio Migliarese, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Nader Z. Pourhassan	Chief Executive Officer and Director	August 19, 2021
Nader Z. Pourhassan, Ph.D.	(Principal Executive Officer)

/s/ Antonio Migliarese	Chief Financial Officer	August 19, 2021
Antonio Migliarese	(Principal Financial and Accounting Officer)

/s/ Gordon A. Gardiner	Director	August 19, 2021
Gordon A. Gardiner

/s/ Scott A. Kelly	Director	August 19, 2021
Scott A. Kelly, M.D.

/s/ Jordan G. Naydenov	Director	August 19, 2021
Jordan G. Naydenov

/s/ Samir R. Patel	Director	August 19, 2021
Samir R. Patel, M.D.

/s/ Alan P. Timmins	Director	August 19, 2021
Alan P. Timmins